Exhibit 99.1

PLX TECHNOLOGY, INC. REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Second Quarter Results
•	Record Revenue $29.7M - 63% Growth Year-on-Year
•	Record NAS Revenue - 66% Growth over Q1 2010
•	Highest-Performance USB 3.0 Storage Controllers Sampled

SUNNYVALE, Calif. – (July 26, 2010) – PLX Technology, Inc. (NASDAQ: PLXT) today announced second quarter 2010 revenues of $29.7 million and net income of $1.7 million, or $0.04 per share (diluted).

“We have now had four successive growth quarters with strong trends continuing in some of our newer network attach storage and USB-interconnect products,” said Ralph Schmitt, president and CEO of PLX. “Bookings remain strong and we expect to see a robust third quarter, which will be seasonally driven by storage and supported with continued strength in the enterprise-based PCI Express® business.”

GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results			Year to Date
	Q2 2010	Q2 2009	Q1 2010	2010	2009
Net revenues	$29.7	$18.2	$28.8	$58.5	$34.6
Operating expense	$15.6	$16.6	$14.7	$30.2	$34.9
Operating income (loss)	$1.9	$(6.5)	$1.7	$3.6	$(15.8)
Net income (loss)	$1.7	$(9.1)	$1.5	$3.2	$(19.6)
Earnings (loss) per share (diluted)	$0.04	$(0.26)	$0.04	$0.08	$(0.57)

Non-GAAP Financial Comparison
(in millions, except per share amounts)

	Quarterly Results			Year to Date
	Q2 2010	Q2 2009	Q1 2010	Q2 2010	Q2 2009
Net revenues	$29.7	$18.2	$28.8	$58.5	$34.6
Operating expense	$14.5	$13.6	$13.7	$28.2	$28.1
Operating income (loss)	$3.0	$(3.4)	$2.7	$5.7	$(8.9)
Net income (loss)	$2.8	$(6.0)	$2.5	$5.3	$(12.7)
Earnings (loss) per share (diluted)	$0.07	$(0.18)	$0.07	$0.13	$(0.37)

Non-GAAP results exclude share-based compensation, including employee stock ownership plan (ESOP) expenses, amortization of acquired intangibles and acquisition and restructuring related expenses.

Product Information

PLX continues to innovate and deliver industry-leading products with key customer engagements.

"PLX's new-product-execution machine continues to deliver, with the release of our new NSA product and USB3 controllers," said Schmitt, "Both of these advanced consumer products have already won designs at market-leading customers. We also achieved our first successful PCI Express Gen 3 interoperation. This is a critical step to building out the next-generation high-speed PCI Express ecosystem, at which PLX is at the forefront.”

The following products and developments were publicly announced during the second quarter:

•	the industry's highest-performance SATA storage controller (OXUFS944SE), optimized for real-time encryption
•	the entire PLX PCI Express (PCIe®) and Universal Serial Bus (USB) product families are now fully represented on integrators lists of the PCI Special Interest Group and USB Implementers Forum
•	PLX named ASUStek Best Partner
•	USB Duet simplifies Apple iPad photo, keyboard, audio sharing
•	all PLX PCIe Gen 2 switches support industrial temperature operation
•	sampling begins for the industry's highest-performance USB SuperSpeed 3.0 controllers (OXU3100, OXU3101 and OXU3102)

Business Outlook

The following statements are based on current expectations.  The Company does not intend to update, confirm or change this guidance until its third quarter 2010 earnings release, although it may provide additional details regarding its guidance during today’s scheduled conference call.

•	Net revenues for the third quarter ending September 30, 2010, are expected to be between $30.0 million and $32.0 million.
•	Gross margins are expected to be approximately 56 percent.
•
Operating expenses are expected to be approximately $15.5 million.  Included in operating expenses are share-based compensation and acquisition-related amortization charges of approximately $1.0 million.

PLX management plans to conduct a conference call and webcast today at 2:00 p.m. (PDT) to discuss its second quarter 2010 financial results, as well as its third quarter 2010 outlook.  A live webcast of the conference call will be available through the Investor Relations section of the PLX Website at www.plxtech.com/investors, which also can be heard live via telephone at 719.325.2483.  A recorded replay of this webcast will be available on the PLX website beginning at 5:00 p.m. (PDT) on July 26, 2010, through 5:00 p.m. (PDT) on August 2, 2010.  To listen to the replay via telephone, call 719.457.0820 and use access code 4599281.

For the live webcast, listeners should go to the PLX website at least 15 minutes before the event starts to download and install any necessary audio software.

About PLX

PLX Technology, Inc. (NASDAQ: PLXT), based in Sunnyvale, Calif., USA, is an industry-leading global provider of semiconductor-based connectivity solutions primarily targeting the enterprise and consumer markets.  The Company provides manufacturers worldwide with innovative software-enriched silicon through feature differentiation, high-quality interoperability and superior performance. www.plxtech.com.

Use of Non-GAAP Financial Information

To supplement PLX’s financial statements presented on a GAAP basis, PLX has provided non-GAAP financial information, including non-GAAP net income (loss), non-GAAP earnings (loss) per share (diluted), non-GAAP operating income (loss) and non-GAAP operating expenses.  These non-GAAP results exclude share-based compensation, including ESOP expenses, acquisition and restructuring related charges and amortization of acquired. A reconciliation of the adjustments to GAAP results is included in the tables below.  Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes.  In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company.  The non-GAAP financial information used by PLX may differ from that used by other companies.  These non-GAAP measures should be considered in addition to, and not a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

This press release includes statements that qualify as forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These include statements about the Company’s estimated net revenues, estimated operating expenses and estimated gross margins, which are set forth under the caption “Business Outlook” and the statements regarding the Company’s expectations for the third quarter.  Such statements involve risks and uncertainties, which may cause actual results to differ materially from those set forth in the statements.  Factors that could cause actual results to differ materially include risks and uncertainties, such as reduced demand for products of electronic equipment manufacturers that use the Company’s products, adverse economic conditions in general or those specifically affecting the Company’s markets, technical difficulties and delays in the development process, errors in the products, reduced backlog for the Company’s customers and unexpected expenses.  Please refer to the documents filed by the Company with the SEC from time to time, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2009, and PLX’s quarterly report on Form-10Q for the quarter ended March 31, 2010, which identifies important risk factors that could cause actual results to differ from those contained in the forward-looking statements.  All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

PLX and the PLX logo are trademarks of PLX Technology, Inc., which may be registered in some jurisdictions.  All other product names that appear in this material are for identification purposes only and are acknowledged to be trademarks or registered trademarks of their respective companies.

Editorial contact:	Company contact:
Jerry Steach	Arthur O Whipple, CFO
CommonGround Communications (for PLX)	PLX Technology, Inc.
Tel: 415.222.9996	Tel: 408.774.9060
jsteach@plxtech.com	investor-relations@plxtech.com

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

		Three Months Ended		Six Months Ended
	June 30	June 30	March 31	June 30
	2010	2009	2010	2010	2009

Net revenues	$29,721	$18,178	$28,819	$58,540	$34,635
Cost of revenues	12,232	8,076	12,471	24,703	15,587
Gross margin	17,489	10,102	16,348	33,837	19,048

Operating expenses:
Research and development	8,234	8,570	7,553	15,787	16,473
Selling, general and administrative	6,701	7,084	6,463	13,164	13,979
Acquisition and restructuring related costs	-	99	-	-	2,729
Amortization of purchased intangible assets	649	854	648	1,297	1,708
Total operating expenses	15,584	16,607	14,664	30,248	34,889

Income (loss) from operations	1,905	(6,505)	1,684	3,589	(15,841)
Interest income and other, net	48	117	61	109	165
Loss on fair value assessment	-	(2,652)	-	-	(3,842)

Income (loss) before provision for income taxes	1,953	(9,040)	1,745	3,698	(19,518)
Provision for income taxes	264	16	239	503	35

Net income (loss)	$1,689	$(9,056)	$1,506	$3,195	$(19,553)

Basic net income (loss) per share	$0.05	$(0.26)	$0.04	$0.09	$(0.57)
Shares used to compute basic per share amounts	37,081	35,061	37,025	37,053	34,275
Diluted net income (loss) per share	$0.04	$(0.26)	$0.04	$0.08	$(0.57)
Shares used to compute diluted per share amounts	37,884	35,061	37,816	37,846	34,275

PLX TECHNOLOGY, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	June 30	December 31
	2010	2009
ASSETS

Cash and investments	$45,168	$40,015
Accounts receivable, net	8,654	9,167
Inventories	13,449	9,628
Property and equipment, net	11,009	10,856
Goodwill	1,367	1,367
Other intangible assets	4,343	5,640
Other assets	5,675	7,347
Total assets	$89,665	$84,020

LIABILITIES

Accounts payable	$7,935	$6,489
Accrued compensation and benefits	2,826	1,261
Accrued commissions	478	740
Other accrued expenses	822	1,657
Short term capital lease obligation	1,163	776
Long term capital lease obligation	439	1,098
Total liabilities	13,663	12,021

STOCKHOLDERS' EQUITY

Common stock, par value	37	37
Additional paid-in capital	154,773	153,939
Accumulated other comprehensive loss	(113)	(87)
Accumulated deficit	(78,695)	(81,890)
Total stockholders' equity	76,002	71,999
Total liabilities and stockholders' equity	$89,665	$84,020

PLX TECHNOLOGY, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION (1)
(Unaudited)
(in thousands, except per share amounts)
(not prepared in accordance with GAAP)

		Three Months Ended		Six Months Ended
	June 30	June 30	March 31	June 30
	2010	2009	2010	2010	2009
Net Income Reconciliation
GAAP Net Income (Loss)	$1,689	$(9,056)	$1,506	$3,195	$(19,553)
Acquisition and restructuring related costs	-	99	-	-	2,729
Share-based compensation	463	2,120	346	809	2,460
Amortization of purchased intangible assets	649	854	648	1,297	1,708
Non-GAAP Net Income (Loss)	$2,801	$(5,983)	$2,500	$5,301	$(12,656)

Earnings Per Share Reconciliation
GAAP Diluted Income (Loss) Per Share	$0.04	$(0.26)	$0.04	$0.08	$(0.57)
Effect of acquisition and restructuring related costs	-	-	-	-	0.08
Effect of share-based compensation	0.01	0.06	0.01	0.02	0.07
Effect of amortization of purchased intangible assets	0.02	0.02	0.02	0.03	0.05
Non-GAAP Diluted Income (Loss) Per Share	$0.07	$(0.18)	$0.07	$0.13	$(0.37)

Operating Income Reconciliation
GAAP Operating Income (Loss)	$1,905	$(6,505)	$1,684	$3,589	$(15,841)
Share-based compensation - COGS	10	69	7	17	79
Share-based compensation - R&D	165	595	144	309	704
Share-based compensation - SG&A	288	1,456	195	483	1,677
Acquisition and restructuring related costs	-	99	-	-	2,729
Amortization of purchased intangible assets	649	854	648	1,297	1,708
Non-GAAP Operating Income (Loss)	$3,017	$(3,432)	$2,678	$5,695	$(8,944)

Operating Expense Reconciliation
GAAP Operating Expenses	$15,584	$16,607	$14,664	$30,248	$34,889
Share-based compensation - R&D	(165)	(595)	(144)	(309)	(704)
Share-based compensation - SG&A	(288)	(1,456)	(195)	(483)	(1,677)
Acquisition and restructuring related costs	-	(99)	-	-	(2,729)
Amortization of purchased intangible assets	(649)	(854)	(648)	(1,297)	(1,708)
Non-GAAP Operating Expenses	$14,482	$13,603	$13,677	$28,159	$28,071

1	Refer to " Use of Non-GAAP Financial Information" in the press release for a discussion of management's use of non-GAAP financial measures.

PLX TECHNOLOGY, INC.
SUPPLEMENTAL DATA
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30	June 30	March 31	June 30
	2010	2009	2010	2010	2009
Net Revenues by Geography
Americas	19%	17%	15%	17%	20%
Asia Pacific	72%	74%	76%	74%	69%
Europe	9%	9%	9%	9%	11%